================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            STREAMLOGIC CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

     The following press releases by StreamLogic Corporation (the "Company") are additional definitive materials relating to the Company's Proxy Statement dated October 7, 1996.

                    [LETTERHEAD OF STREAMLOGIC CORPORATION]


FOR IMMEDIATE RELEASE
---------------------


STREAMLOGIC WAIVES MINIMUM TENDER CONDITION TO ITS OFFER FOR EXCHANGE OF 6% CONVERTIBLE SUBORDINATED DEBENTURES

Chatsworth, Calif., November 13, 1996--StreamLogic Corporation (NASDAQ:STLC) announced Wednesday that it has waived the condition to its offer to exchange its 6% Convertible Subordinated Debentures due 2012 that at least 95 percent of the aggregate principal amount of such Debentures be tendered. The Exchange Offer is now for any and all of the Debentures. The other terms of the Exchange Offer remain unchanged.

StreamLogic develops and markets leading-edge video delivery systems, digital media storage, and network RAID subsystems and data management solutions. Current product offerings include VIDEON, the industry's first family of video server systems, the innovative VDR 110 video editing appliance, the award-winning FWB Hammer storage product line and the industry leading RAIDION family of fault-tolerant network RAID and data management solutions. The company sells to OEMs and system integrators, and has a well-established international network of distribution and dealer channel partners. StreamLogic corporate headquarters are currently located in Chatsworth, California, but the Company has announced plans to consolidate in Northern California by April 1997.

StreamLogic, VIDEON, Hammer, and RAIDION are trademarks or registered trademarks of StreamLogic Corporation. Additional information on StreamLogic can be found at www.streamlogic.com.

For more information, please contact:  Barbara V. Scherer  (818) 701-8402
                                       Vivien Avella       (818) 701-8419

                                     # # #

                    [LETTERHEAD OF STREAMLOGIC CORPORATION]


FOR IMMEDIATE RELEASE
---------------------

STREAMLOGIC UPDATE ON STATUS OF TENDER FOR EXCHANGE OF 6% CONVERTIBLE SUBORDINATED DEBENTURES


Chatsworth, Calif., November 15, 1996 -- StreamLogic Corporation (NASDAQ:STLC) announced that as of close of business yesterday it had received consent cards representing 48.15% of its outstanding common shares, and that 98.78% of those consent cards have voted to approve the Exchange Offer for its 6% Convertible Subordinated Debentures due 2012. In addition, the Company's Exchange Agent reported that 80.12% of the bondholders have rendered their Debentures in the Exchange Offer.

On Wednesday, November 13, StreamLogic announced that it had waived the condition to its offer to exchange its 6% Convertible Subordinated Debentures due 2012 that at least 95 percent of the aggregate principal amount of such Debentures be tendered. However, the obligation of Loomis Sayles & Co. to advise its clients (who hold approximately 79% of the Debentures) to tender their Debentures remains subject to the condition that at least 95% of the Debentures be tendered.

The scheduled expiration date for the Consent Solicitation and Offer to Exchange is 5 p.m. and 12 midnight New York City time on November 20, respectively.

"We are encouraged by both the shareholder vote and the response from bondholders to date. With 4 business days to go until the Offer expires, we are cautiously optimistic that the Exchange Offer will be consummated.," commented Barbara V. Scherer, Senior Vice President and CFO.

StreamLogic develops and markets leading-edge video delivery systems, digital media storage, and network RAID subsystems and data management solutions. Current product offerings include VIDEON, the industry's first family of video server systems, the innovative VDR 110 video editing appliance, the award-winning FWB Hammer storage product line and the industry leading RAIDION family of fault-tolerant network RAID and data management solutions. The company sells to OEMs and system integrators, and has a well-established international network of distribution and dealer channel partners. StreamLogic corporate headquarters are currently located in Chatsworth, California, but the Company has announced plans to consolidate in Northern California by April 1997.

StreamLogic, VIDEON, Hammer, and RAIDION are trademarks or registered trademarks of StreamLogic Corporation. Additional information on StreamLogic can be found at www.streamlogic.com.

For more information, please contact:        Barbara V. Scherer   (818)701-8402
                                             Vivien Avella        (818)701-8419